EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF
MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

The undersigned, natural person of the age of eighteen (18) years or more, acting as incorporators of a Corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, adopts the following Articles of Incorporation for such Corporation.

ARTICLE I

The name of the Corporation shall be MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

ARTICLE II

The period of the Corporation's existence shall be perpetual.

ARTICLE III

The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which Corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as amended from time to time.

ARTICLE IV

      The aggregate number of shares of stock which the Corporation shall have authority to issue shall be three hundred thousand (300,000) shares of common stock of the par value of One Dollar ($1.00) per share.

ARTICLE V

No holder of any capital stock of this Corporation shall have any preemptive or other subscription or conversion rights of any kind, nature or description whatsoever to any part of the unissued stock of this Corporation or any additional stock which may be issued by reason of any increase of the authorized capital stock of this Corporation, and all such additional shares of stock or securities of obligations convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in its absolute discretion may deem advisable.

ARTICLE VI

The name of the Corporation's initial registered agent and the address of its initial registered office are:

Mr. Edward F. Kulinski
2266 South l3th Street
Milwaukee, WI  53215

ARTICLE VII

The number of initial directors is 9 and the names of the initial directors are: Adrian Choinski, Thomas Gapinski, Casimir H. Janiszewski, Dr. Thomas Kozina, Nicholas Logarakis, John M. Maliszewski, Michael J. Murry, Hamilton A. Pinkalla and Eugene V. Roemer. Thereafter, the number of directors shall be such number as is fixed from time to time by or in the manner provided in the By-Laws.

ARTICLE VIII

The name and address of the incorporator are:

John M. Murry
2266 South 13th Street
Milwaukee, WI  53215

ARTICLE IX

As provided in the Wisconsin Business Corporation Law, the Corporation is authorized to purchase, take, receive and redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, directly or indirectly, without the consent of its shareholders and upon conditions set by the Board of Directors.

ARTICLE X

These articles may be amended in the manner authorized by law at the time of amendment.

EXECUTED in duplicate:  April 22, 1982.

/s/ John M. Murry
John M. Murry

STATE OF WISCONSIN       )
) SS
MILWAUKEE COUNTY       )

Personally came before me this 22 day of April, 1982, the above-named John M. Murry to me known to be the person who executed the foregoing instrument, and acknowledged the same.

/s/ Cynthia M. Moczynski
Notary Public, State of Wisconsin
My Commission Expires  2-2-86

This Document Was Drafted By
Erich Mildenberg, Attorney at Law

[SEAL]

FORM 4-SEC STATE 1980
STOCK AMENDMENT
STATE OF WISCONSIN   CORPORATION DIVISION
SECRETARY OF STATE
Madison, Wisconsin 53702

Resolved, That

Article IV of the Corporation's Articles of Incorporation are amended to provide as follows:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be six hundred thousand (600,000) shares of common stock of the par value of One Dollar ($1.00) per share."

3. (See instruction 6).

The undersigned sole incorporator of Merchants and Manufacturers Bancorporation, Inc. has effected the above amendment pursuant to Sec. 180.49(4), Wis. Stats. No shares of the corporation have been subscribed for or issued.

Executed in duplicate and seal (if any) affixed this 3rd day of August, 1982.

/s/ Edward F. Kulinski_______                                    /s/ John M. Murry_______________
Edward F. Kulinski-Secretary                                       John M. Murry-Incorporator

             /s/ Michael Murry
(Affix Seal or State                      Michael Murry-President
that there is none)

This document was drafted by Peter J. Ruud, Esq.  (See instruction 11)

This document must be filed in Milwaukee County.

Mail Returned Copy to:

Erich Mildenberg, Esq.
Davis, Kuelthau, Vergeront,
Stover, Werner & Goodland, S.C.
250 East Wisconsin Avenue
Milwaukee, WI 53202-4285

TO ALL TO WHOM THESE PRESENTS SHALL COME:

RECORD   12.00

The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

IN TESTIMONY WHEREOF, I have hereunto
[SEAL]                                                                        set my hand and affixed my official seal, at
Madison, on the date of filing of said
document.

/s/ Douglas La Follette

DOUGLAS LA FOLLETTE
Secretary of State

(Form 4) - 1983
AMENDMENT
(stock corp)
STATE OF WISCONSIN    CORPORATION DIVISION
P.O. Box 7846
Madison, WI  53707

Resolved, That

See attached resolutions designated Exhibit A, Exhibit B and Exhibit C

The undersigned officers of Merchants and Manufacturers Bancorporation, Inc. a Wisconsin corporation with registered office in Milwaukee County, Wisconsin, CERTIFY:

The foregoing amendments of the articles of incorporation of said corporation were adopted by the shareholders on the 26th day of August, 1986 by the following vote:

VOTE ON ADOPTION

Class	Number of SHARES outstanding	Number of SHARES entitled to vote	Number of "Yes" votes REQUIRED	Number of "Yes" votes CAST	Number of "No" votes CAST

Common	457,500	457,500	228,751	338,192	2,353 Exh. A
			for each of	338,105	1,452 Exh. B
			the three	339,264	1,293 Exh. C
			designated
Preferred	None	None	resolutions

Executed in duplicate and seal (if any) affix this 16th day of September, 1986.

/s/ Michael J. Murry
President

(AFFIX SEAL OR STATE
THAT THERE IS NONE)                                           /s/ Conrad C. Kaminski
Secretary

This document was drafted by  Erich Mildenberg.

EXHIBIT A

RESOLVED, that the Articles of Incorporation of this Corporation be amended by striking out amended Article IV, relating to Capital, reading as follows:

"The aggregate number of shares of stock which this Corporation shall have authority to issue shall be six hundred thousand (600,000) shares of common stock of the common stock of the par value of One Dollar ($1.00) per share."

and inserting in lieu thereof the following:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be one million (1,000,000) shares of common stock of the par value of One Dollar ($1.00) per share."

EXHIBIT B

RESOLVED, that the Articles of Incorporation of this Corporation be amended by adding Article XI, reading as follows:

ARTICLE XI

"Except as otherwise expressly provided herein:

(a)  Any merger or consolidation of the Corporation with one or more other corporations (regardless of which is the surviving corporation); or

(b)  Any sale, lease, or exchange of all or substantially all of the property and assets of the Corporation to or with one or more corporations, persons, or other entities shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter.

However, the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on a matter described in paragraphs (a) and (b) above shall apply to any such transaction which is approved by resolution adopted by the affirmative vote of the majority of the entire Board of Directors of the Corporation in office at the time of such approval at any time prior to the mailing to shareholders of notice of the meeting at which the shareholders' vote on such matter is to be held.

If, without regard to this Article XI, applicable law or these Articles of Incorporation would require a vote of shareholders of one or more classes of the Corporation's outstanding shares, voting separately as a class, for approval of the transaction described in paragraph (a) or (b) above and submitted to the shareholders for a vote, then the 80% or majority vote (as the case may be) required by this Article XI shall also apply to each such class, voting separately as a class.

Notwithstanding the foregoing, this Corporation may merge into itself any Corporation, of which at least ninety percent (90%) of the outstanding shares of each class is owned by this Corporation, without approval by vote of shareholders of either Corporation in accordance with the procedures set forth in Section 180.685, Wisconsin Statutes, or any successor statute of similar import as is in effect at the time of such merger".

EXHIBIT C

RESOLVED, that the Articles of Incorporation of this Corporation be amended by striking out Article X reading as follows:

      "These articles may be amended in the manner by law at the time of amendment."

and inserting in lieu thereof the following:

"These articles may be amended in the manner authorized by law at the  time of amendment; provided that in the case of an amendment to Article XI of these Articles of Incorporation the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote on such amendment shall be required to adopt such amendment to their Articles of Incorporation.

However, the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on an amendment to the Articles of Incorporation shall apply to any such amendment which is approved by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation in office at the time of such approval at any time prior to the mailing to shareholders of the notice of meeting at which the shareholders' vote on such matter is to be held.

If, without regard to this Article X, applicable law or these Articles of Incorporation would require a vote of shareholders of one or more classes of the Corporation's outstanding shares, voting separately as a class, for approval of an amendment to the Articles of Incorporation, then the vote required by this Article X shall also apply to each such class, voting separately as a class."

***FOR USE ON AND AFTER JANUARY 1, 1991***
Form 4
Secretary of State
WISCONSIN
ARTICLES OF AMENDMENT
STOCK (FOR PROFIT)

A.        Name of Corporation:  Merchants and Manufacturers Bancorporation, Inc.
                                                 (prior to any change effected by this amendment)

Text of Amendment:

  See attachments

B.        Amendment(s) to the articles of incorporation adopted on December 16, 1992.

Indicate the method of adoption by checking the appropriate choice below:

(   )     By the Board of Directors (In accordance with  sec. 180.1002, Wis. Stats.)

OR

( x )     By the Board of Directors and Shareholders (In accordance with sec.
           180.1003, Wis Stats.)

OR

(   )     By Incorporators or Board of Directors, before issuance of shares (In accordance with sec. 180.1005, Wis. Stats.)

C.        Executed on behalf of the corporation on December 23, 1992.

/s/ Michael J. Murry
(signature)

Michael J. Murry
(printed name)

Chairman of the Board of
Directors and Chief Executive Officer
(title)

D.        This document was drafted by Erich Mildenburg, Attorney at Law
                                                          (name of individual required by law)

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES OF AMENDMENT Stock (for profit)

Erich Mildenberg                                                          Please indicate where you would like
Davis & Kuelthau, S.C.                                                the acknowledgement copy of the filed
111 East Kilbourn Avenue, Suite 1400                         document sent.  Please include complete
Milwaukee, WI 53202                                                 name and mailing address.

Your phone number during the day: (414) 276-0200

ARTICLE XII

The business and affairs of the Corporation shall be managed by its Board of Directors.

(a)           The number of directors of the Corporation shall be not less than eleven (11) nor more than twenty (20), the exact number of directors to be determined at each annual meeting of shareholders or, from time to time, within such limits by a majority of the Board of Directors but in no event shall a decrease in the number of directors shorten the term of any incumbent director.

(b)           A majority of the Board of Directors of the Corporation may by appointment fill any vacancy on the Board, including any vacancies resulting from an increase in the authorized number of directors, until the next succeeding election of the class of directors to which such appointment was made.

(c)           The directors of this Corporation shall be divided into three classes, designated Class I, Class II, and Class III; the initial term of office of Class I directors shall expire at the annual meeting of shareholders to be held in 1993, the initial term of office of Class II directors shall expire at the annual meeting of shareholders to be held in 1994 and the initial term of Class III directors shall expire at the annual meeting of shareholders to be held in 1995, with each class to hold office until the successors of such class are duly elected and qualified. At each annual meeting of shareholders, the successors of the class of directors whose initial term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed pursuant to paragraph (a) of this Article XII, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected or appointed to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected or appointed and until his successors shall be elected and shall qualify.

ARTICLE XIII

Any sale or merger of any of the Corporation's subsidiaries, including a sale of substantially all of a subsidiary's assets, shall require the affirmative vote of eighty percent (80%) or more of the Corporation's Board of Directors, and any subsequent amendment to the requirement for such eighty percent (80%) approval shall also require adoption by at least eighty percent (80%) of the Board of Directors of Merchants.

***FOR USE ON AND AFTER JANUARY 1, 1991***

ARTICLES OF AMENDMENT STOCK (FOR PROFIT)

A.        Name of Corporation:     Merchants and Manufacturers Bancorporation, Inc.
(prior to any change effected by this amendment)

      Text of Amendment:

      Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be One Million Five Hundred Thousand (1,500,000) shares of common stock of the par value of One Dollar ($1.00) per share."

B.        Amendment(s) to the articles of incorporation adopted on July 28, 1993

      Indicate the method of adoption by checking the appropriate choice below:

(   )     By the Board of Directors (In accordance with sec. 180.1002, Wis. Stats.)

OR

( x )     By the Board of Directors and Shareholders (In accordance with sec. 180.1003, Wis. Stats.)

OR

(   )     By Incorporators or Board of Directors, before issuance of shares.  (In accordance with sec. 180.1005, Wis. Stats.)

C.        Executed on behalf of the corporation on August 9, 1993.

/s/ Michael J. Murry
(signature)

Michael J. Murry
(printed name)

Chairman of the Board of Directors
and Chief Executive Officer
(title)

D.        This document was drafted by Erich Mildenberg, Attorney at Law
                                                          (name of individual required by law)

            SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES OF AMENDMENT STOCK (FOR PROFIT)

Erich Mildenberg                                                          Please indicate where you would like
Davis & Kuelthau, S.C.                                                the acknowledgement copy of the filed
111 East Kilbourn Avenue, Suite 1400                         document sent.  Please include complete
Milwaukee, WI 53202                                                 name and mailing address.

Your phone number during the day: (414) 276-0200

ARTICLES OF AMENDMENT STOCK (FOR PROFIT)

A.        Name of Corporation   Merchants & Manufacturers Bancorporation, Inc.
(prior to any change effected by this amendment)

Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

RESOLVED, THAT, the articles of incorporation be amended as follows:

Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be Three Million (3,000,000) shares of common stock of the par value of One Dollar ($1.00) per share."

B.        Amendment(s) adopted on May 26, 1998.

Indicate the method of adoption by checking the appropriate choice below:

(   )     In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

( x )     In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

(   )     In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.        Executed on behalf of the corporation on July 7, 1998.

/s/ John Krawczyk
(signature)

John Krawczyk
(printed name)

Executive Vice President
(title)

D.        This document was drafted by John Krawczyk
(name of individual required by law)

FILING FEE - $40.00 OR MORE

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES OF AMENDMENT
STOCK (FOR PROFIT)

John Krawczyk                                                            Please indicate where you would like
Merchants & Manufacturers                                         the acknowledgement copy of the filed
Bancorporation Inc.                                                     document sent.  Please include complete
PO Box 511160                                                          name and mailing address.
New Berlin WI  53151-1160

Your phone number during the day: (414) 827-6712

ARTICLES OF AMENDMENT
STOCK (FOR PROFIT)

A.        Name of Corporation:   Merchants and Manufacturers Bancorporation, Inc.
(prior to any change effected by this amendment)

Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

RESOLVED, THAT, the articles of incorporation be amended as follows:

Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be Six Million (6,000,000) shares of common stock of the par value of One Dollar ($1.00) per share."

B.        Amendment(s) adopted on May 25, 1999.

Indicate the method of adoption by checking the appropriate choice below:

(   )     In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

( x )    In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

(   )     In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.        Executed on behalf of the corporation on  June 7, 1999.

/s/ John Krawczyk
(signature)

John Krawczyk
(printed name)

Executive Vice President
(officer's title)

D.        This document was drafted by John Krawczyk
(name of individual required by law)

FILING FEE - $40.00 OR MORE

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

John Krawczyk                                                            Please indicate where you would like
Merchants & Manufacturers                                         the acknowledgement copy of the filed
Bancorporation Inc.                                                     document sent.  Please include complete
PO Box 511160                                                          name and mailing address.
New Berlin WI  53151-1160

Your phone number during the day: (414) 827-6712

ARTICLES OF AMENDMENT—STOCK FOR-PROFIT CORPORATION

A.        The present corporate name (prior to any change effected by this amendment) is:

Merchants & Manufacturers Bancorporation, Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form.  Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT, the articles of incorporation be amended as follows:

Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be Six Million (6,000,000) shares of common stock of the par value of One Dollar ($1.00) per share.  In addition, the corporation shall have authority to issue Two Hundred Fifty Thousand (250,000) shares of preferred stock of the par value of One Dollar ($1.00) per share."

B.        Amendment(s) adopted on June 10, 2003.

(Indicate the method of adoption by checking (X) the appropriate choice below.)

(   )     In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

( x )     In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

(   )     In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.           Executed on September 3, 2004.

/s/ John Krawczyk
(signature)

John Krawczyk
(printed name)

Secretary
(officer's title)

This document was drafted by John Krawczyk
(name of individual required by law)

John Krawczyk
19105 W. Capitol Drive
Brookfield, WI 53045

Your return address and phone number during the day: (262) 790-2122.

FILING FEE - $40.00 OR MORE

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES OF AMENDMENT—STOCK FOR-PROFIT CORPORATION

A.        The present corporate name (prior to any change effected by this amendment) is:

Merchants & Manufacturers Bancorporation, Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form.  Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT, the articles of incorporation be amended as follows:

Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

"The aggregate number of shares of stock which the Corporation shall have authority to issue shall be Twenty Five Million (25,000,000) shares of common stock of the par value of One Dollar ($1.00) per share.  In addition, the Corporation shall have authority to issue Two Hundred Fifty Thousand (250,000) shares of preferred stock of the par value of One Dollar ($1.00) per share."

B.        Amendment(s) adopted on May 24, 2004.

(Indicate the method of adoption by checking (X) the appropriate choice below.)

(   )     In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

( x )     In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

(   )     In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.        Executed on September 23, 2004.

/s/ John Krawczyk
(signature)

John Krawczyk
(printed name)

Secretary
(officer's title)

This document was drafted by John Krawczyk
(name of individual required by law)

John Krawczyk
19105 W. Capitol Drive
Brookfield, WI 53045

Your return address and phone number during the day: (262) 790-2122.

FILING FEE - $40.00 OR MORE

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures